                  AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

          This AMENDED AND RESTATED STOCKHOLDERS AGREEMENT ("Agreement"), dated as of June 30, 1997, is among Hayes Wheels International, Inc., a Delaware corporation (the "Company"), Joseph Littlejohn & Levy Fund II, L.P., a Delaware limited partnership ("JLL"), Chase Equity Associates, a California limited partnership ("Chase"), CIBC WG Argosy Merchant Fund 2, L.L.C., a Delaware limited liability company ("Argosy"), Nomura Holding America, Inc., a Delaware corporation ("Nomura"), TSG Capital Fund II, L.P., a Delaware limited partnership ("TSG"), and Marianne Lemmerz, Inge Kruger-Pressl, Renate Kukwa-Lemmerz and Horst Kukwa-Lemmerz (each a "Lemmerz Stockholder" and, collectively, the "Lemmerz Stockholders") (JLL, Chase, Argosy, Nomura, TSG and the Lemmerz Stockholders, each being referred to herein as a "Stockholder" and collectively being referred to herein as the "Stockholders").

                              W I T N E S S E T H

          WHEREAS, pursuant to Subscription Agreements, each dated March 28, 1996, among each Stockholder (other than the Lemmerz Stockholders), MWC Holdings, Inc., a Delaware corporation ("Holdings"), and the Company ("Subscription Agreements"), each Stockholder (other than the Lemmerz Stockholders) purchased (i) shares of preferred stock, $.01 per share ("Preferred Stock"), and (ii) warrants ("Warrants") to purchase shares of common stock, par value $.01 per share, of the Company following consummation of the Merger (as defined below) ("Company Common Stock");

          WHEREAS, immediately prior to the Merger, JLL owned 281.4815 shares of common stock, par value $.01 per share of Holdings ("Holdings Common Stock");

          WHEREAS, pursuant to the Agreement and Plan of Merger, dated as of March 28, 1996, by and between Holdings and the Company (the "Merger Agreement"), Holdings was merged with and into the Company on July 2, 1996 (the "Merger");

          WHEREA, as a result of the Merger, (i) each share of Holdings Common Stock issued and outstanding immediately prior to the Merger was converted into
(A) 8231.76 shares of Company Common Stock and (B) 3029.29 Warrants and (ii) each share of Preferred Stock issued and outstanding immediately prior to the Merger was converted into 31.25 shares of Company Common Stock;

          WHEREAS, as a result of the Merger, each Stockholder (other than the Lemmerz Stockholders) owns (i) the number of shares of Company Common Stock set forth in column A opposite such Stockholder's name on Exhibit A hereto and (ii) the number of Warrants set forth in column B opposite such Stockholder's name on Exhibit A hereto;

          WHEREAS, in connection with the Merger, the Company and each Stockholder (other than the Lemmerz Stockholders) entered into the Stockholders' Agreement, dated as of July 2, 1996, as amended as of April 8, 1997 (as so amended, the "Stockholders Agreement");

          WHEREAS, pursuant to the Purchase Agreement dated June 6, 1997 among the Company, an Affiliate of the Company, Lemmerz Holding and the Lemmerz Stockholders (the "Acquisition Agreement"), the Company and such Affiliate indirectly are, simultaneously herewith, acquiring (the "Acquisition") from the Lemmerz Stockholders all of the capital stock (the "Acquired Shares") of Lemmerz Holding GmbH, a limited liability company organized under the laws of the Federal Republic of Germany ("Lemmerz Holding");

          WHEREAS, as partial consideration for the purchase of the Acquired Shares, at the closing of the Acquisition, the Company is delivering to the Lemmerz Stockholders an aggregate of 5,000,000 shares of Series A Preferred Stock, par value $.01 per share, of the Company ("Company Preferred Stock"), each of which will be automatically converted into one share of Company Common Stock (subject to adjustment) upon receipt of approval by the holders of Company Common Stock;

          WHEREAS, as a result of the Acquisition, each Lemmerz Stockholder now owns the number of shares of Company Preferred Stock set forth opposite such Lemmerz Stockholder's name on Exhibit B hereto; and

          WHEREAS, in connection with the Acquisition, the Company and each Stockholder desire to amend and restate the Stockholders Agreement, and each Stockholder desires to enter into this Agreement, all in accordance with the terms and conditions set forth herein.

          NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:


                                   ARTICLE I

                              Certain Definitions

          For purposes of this Agreement, the following terms shall have the following meanings:

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          (a)     The term "Affiliate" shall have the meaning set forth in Rule
405 promulgated under the Securities Act.

          (b) The term "Commission" shall mean the United States Securities and Exchange Commission or any successor agency.

          (c) The term "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

          (d) The term "First Indenture" shall mean the Indenture, dated as of July 2, 1996, as the same may be amended from time to time, by and among the Company, as issuer, the Guarantors named therein and Comerica Bank, as trustee.

          (e) The term "Market Value" shall mean the average of the closing sales prices of the Company Common Stock on the New York Stock Exchange Composite Tape (or as reported on the principal exchange on which the Company Common Stock is then listed, which for these purposes includes the Nasdaq Stock Market) during each of the five (5) consecutive trading days ending on the trading day immediately prior to the date of any Demand.

          (f) The term "Merger Agreement" shall mean the Agreement and Plan of Merger, dated as of March 28, 1996, between MWC Holdings, Inc. and the Company.

          (g) The term "Permitted Transferee" shall mean, with respect to each Person bound by the terms of this Agreement, (i) any other Stockholder;
(ii) in respect of a Stockholder, any descendant, Affiliate or associate (as such term is defined in Rule 405 of the Securities Act) of such Stockholder or any other Permitted Transferee of such Affiliate; (iii) the Company; (iv) in the event of the dissolution, liquidation or winding up of any such Person that is a corporation or a partnership, the partners of a partnership that is such Person, the stockholders of a corporation that is such Person or a successor partnership all of the partners of which or a successor corporation all of the stockholders of which are the Persons who were the partners of such partnership or the stockholders of such corporation immediately prior to the dissolution, liquidation or winding up of such Person; (v) a transferee by testamentary or intestate disposition; (vi) a transferee by inter vivos transfer to the transferring Person's spouse, children and/or other lineal descendants; (vii) a trust transferee by inter vivos transfer, the beneficiaries of which are the transferring Person, spouse, children and/or other lineal descendants; (viii) a successor nominee or trustee for the beneficial owner of the Shares for which such Person acts as nominee or trustee, as the case may be; or (ix) an institutional lender for money borrowed pursuant to a bona fide pledge of or the granting of a





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security interest in such Stockholder's Registrable Securities; provided, however, that such institutional lender acknowledges in writing that it agrees to be bound by, and hold the Registrable Securities being pledged subject to, the terms of this Agreement.

          (h) The term "Person" shall mean any individual, firm, corporation, partnership, limited liability company or other entity, and shall include any successor (by merger or otherwise) of such entity.

          (i) The term "Public Offering" shall mean a public offering of equity securities of the Company pursuant to an effective registration statement under the Securities Act, including a public offering in which Stockholders are entitled to sell Shares pursuant to the terms of Article V hereof.

          (j) The term "Registrable Securities" shall mean (i) the Shares owned by each Stockholder on the date hereof, as set forth opposite each Stockholder's name on Exhibit A hereto, (ii) additional shares of Company Common Stock issued to one or more of the Stockholders upon the exercise of the Warrants, (iii) shares of Company Common Stock issued upon the conversion of the shares of Company Preferred Stock and (iv) additional shares of Company Common Stock acquired by one or more Stockholders after the date hereof. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (i) a registration statement registering such securities under the Securities Act has been declared effective and such securities have been sold or otherwise transferred by the holder thereof pursuant to such effective registration statement, or (ii) such securities are sold in accordance with Rule 144 (or any successor provision) promulgated under the Securities Act, or (iii) such securities are transferred under circumstances in which any legend borne by the certificates for such securities relating to restrictions on transferability thereof, under the Securities Act or otherwise, is removed by the Company.

          (k) The term "Registration Period" shall mean the period commencing on the later of (x) July 2, 1998 and (y) the date on which the Company Preferred Stock is converted into Company Common Stock and expiring on July 2, 2004.

          (l) The term "Registration Statement" shall mean the registration statement filed with the Commission on Form S-4 under the Securities Act for the purpose of registering the shares of Company Common Stock and Warrants issued in connection with the Merger.

          (m) The term "Requisite Amount" shall mean Registrable Securities having an aggregate Market Value as of the date of any Demand (as hereinafter defined) of at least $15 million.





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          (n)     The term "Securities Act" shall mean the Securities Act of
1933, as amended, and the rules and regulations promulgated thereunder.

          (o) The term "Shares" shall mean the shares of (i) Company Common Stock owned by each Stockholder on the date hereof, as set forth opposite each Stockholder's name on Exhibit A hereto, and all shares of Company Common Stock acquired by any Stockholder after the date of this Agreement, including without limitation, shares acquired upon exercise of the Warrants and (ii) Company Preferred Stock owned by each Lemmerz Stockholder on the date hereof, as set forth opposite each Lemmerz Stockholder's name on Exhibit B hereto, and all shares of Company Common Stock acquired by any Lemmerz Stockholder after the date of this Agreement, including without limitation, shares acquired upon conversion of the shares of Company Preferred Stock.

          (p) The term "Transfer" shall mean any voluntary or involuntary attempt to, directly or indirectly through the transfer of interests in controlled Affiliates or otherwise, offer, sell, assign, transfer, grant a participation in, pledge or otherwise dispose of any Shares, or the consummation of any such transactions, or the soliciting of any offers to purchase or otherwise acquire, or take a pledge of, any of the Shares, other than hedging or other derivative transactions that hedge or otherwise relate to investment risks in respect of any of the Shares; provided, however, that the transfer of an interest in any of the Stockholders shall not be deemed to be a transfer.


                                   ARTICLE II

                  Representations and Warranties and Covenants

Section 2.01.    Representations and Warranties of  the Company.

          The Company represents and warrants to each Stockholder (other than to any Lemmerz Stockholder with respect to Section 2.01(f)) as follows:

          (a) Corporate Authority. The Company has full power and authority to execute, deliver and perform this Agreement;

          (b) Due Authorization. This Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that (i) the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting creditors' rights,





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(ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to certain equitable defenses and to the discretion of the court before which any proceedings therefor may be brought, and (iii) the rights to indemnity hereunder may be limited by federal or state securities laws or the public policy underlying such laws;

          (c) No Conflict. The execution, delivery and performance of this Agreement by the Company do not violate or conflict with or constitute a default under (i) the Company's certificate of incorporation and by-laws, (ii) any judgment, order or decree or statute, law, ordinance, rule or regulation of any governmental entity applicable to the Company or (iii) any material agreement to which it is a party or by which it or its property is bound;

          (d) Registration Rights. Except as provided herein and for rights granted pursuant to that certain Registration Rights Agreement, dated March 28, 1996, among the Company, Varity Corporation, a Delaware corporation, and its wholly owned subsidiary K-H Corporation, a Delaware corporation, as of the date hereof, no other party is entitled to any registration or similar right with respect to any securities of the Company;

          (e) Voting Agreements. Except as set forth herein, the Company is not aware of any voting trust, voting agreement or arrangement with respect to any of its voting securities; and

          (f) Information in Disclosure Documents and Registration Statement. None of the information in (i) the Registration Statement or (ii) the joint proxy statement/prospectus distributed in connection with the meeting of stockholders of each of MWC Holdings, Inc. ("Holdings") and the Company to vote upon the Merger (the "Proxy Statement"), in the case of the Registration Statement, at the time it became effective or, in the case of the Proxy Statement or any amendments thereof or supplements thereto, at the time of the initial mailing of the Proxy Statement and any amendments or supplements thereto, and at the time of the meeting of stockholders of Holdings and the Company held in connection with the Merger, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Registration Statement, as of its effective date, complied as to form in all material respects with the requirements of the Securities Act, and the rules and regulations promulgated thereunder, and as of the date of its initial mailing and as of the date of the Company's stockholders' meeting, the Proxy Statement complied as to form in all material respects with the applicable requirements of the Exchange Act, and the rules and regulations promulgated thereunder. Notwithstanding the foregoing, the representations and warranties contained in this Section 2.01(f)





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shall not apply to any statements or omissions made in reliance upon or in conformity with information furnished in writing to the Company by a Stockholder expressly for use therein.

Section 2.02    Representations and Warranties of  the Stockholders.

                Each Stockholder individually represents and warrants to each other Stockholder and the Company as follows:

               (a) Corporate Authority. The Stockholder has full power, capacity and authority to execute, deliver and perform this Agreement;

               (b) Due Authorization. This Agreement has been duly and validly authorized, executed and delivered by the Stockholder and constitutes a valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms, except that (i) the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting creditors' rights, (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to certain equitable defenses and to the discretion of the court before which any proceedings therefor may be brought, and (iii) the rights to indemnity and contribution hereunder may be limited by federal or state securities laws or the public policy underlying such laws; and

               (c) No Conflict. The execution, delivery and performance of this Agreement by the Stockholder do not violate or conflict with or constitute a default under (i) the Stockholder's organizational documents, (ii) any judgment, order or decree or statute, law ordinance, rule or regulation of any governmental entity applicable to the Stockholder, or any material agreement to which it is a party or by which it or its property is bound.

Section 2.03.  Covenants.

               The Company covenants to each Stockholder (other than to any Lemmerz Stockholder with respect to Section 2.03(d)) that it will:

                    (a) Timely file all reports required to be filed by it under the Exchange Act, and if at any time the Company is not required to file such reports, it will take such further action as a Stockholder may reasonably require, including, without limitation, supply and make publicly available any other information in the possession of or reasonably obtainable by the Company, with the purpose of allowing such holder to avail itself of Rule 144 of the Securities Act or any other rule or regulation of the SEC allowing it to sell securities without registration under the Securities Act. Upon the request of any Stockholder,





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the Company will deliver to such Stockholder a written statement as to its compliance with such requirements.

                    (b) Not repurchase, and shall cause each of its subsidiaries not to repurchase, any shares of Company Common Stock (other than shares of Company Common Stock repurchased to fund employee benefit plans) without the written approval of the holders of at least 82.5% of the Shares outstanding on the date hereof less any Shares subsequently Transferred other than to a Person described in clauses (i) or (ii) of the definition of a Permitted Transferee.

                    (c) Afford to each of the Stockholders and its respective officers, employees, financial advisors, legal counsel, accountants, consultants and other representatives (except to the extent not permitted under applicable law as advised by counsel and except as may be limited by any confidentiality obligations contained in any contract with a third party) reasonable access during normal business hours during the term of this Agreement to all of its books and records and its properties and facilities and, during such period, shall furnish promptly to each Stockholder periodic financial and other information provided to the Board of Directors of the Company (the "Board") or to JLL. Unless otherwise required by law, each Stockholder agrees that it shall (i) hold in confidence all non-public information so acquired and
(ii) not use any such information as the basis for any market transaction in the securities of the Company unless and until such is made generally available to the public.

                    (d) Indemnify, to the fullest extent permitted by law, each Stockholder (other than any Lemmerz Stockholder), its officers, directors, employees, advisors, Affiliates and agents, from and against all losses, damages and liabilities which arise in connection with any action or proceeding relating to the Registration Statement or the Proxy Statement; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or omission or alleged omission made in the Registration Statement or the Proxy Statement in reliance upon and in conformity with written information furnished to the Company by any Stockholder expressly for use therein.





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                    (e)     Not, directly or indirectly, enter into or suffer to
exist any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with any Affiliate (including entities in which the Company or any of its subsidiaries own a minority interest) or holder of 10% or more of the Company Common Stock (an "Affiliate Transaction") or extend, renew, waive or otherwise modify the terms of any Affiliate Transaction entered into prior to the date hereof unless (i) such Affiliate Transaction is between or among the Company and/or its subsidiaries; or (ii) the terms of such Affiliate Transaction are fair and reasonable to the Company or such subsidiary, as the case may be, and the terms of such Affiliate Transaction are at least as favorable as the terms which could be obtained by the Company or such subsidiary, as the case may be, in a comparable transaction made on an arm's-length basis between unaffiliated parties. The foregoing provisions of this Section 2.03(e) will not apply to (i) any Restricted Payment as defined in the First Indenture that is not prohibited by Section 4.13 of the First Indenture, (ii) reasonable and customary fees paid by the Company or its subsidiaries to their respective directors or (iii) customary investment banking, underwriting, placement agent or financial advisor fees paid in connection with services rendered to the Company or its subsidiaries.


                                  ARTICLE III

                               Board of Directors

Section 3.01.    Composition.

                    (a) Members. During the term of this Agreement, each of JLL, TSG, Nomura and the Lemmerz Stockholders shall use their best efforts to cause the Board to consist of eleven (11) members, of which: (i) four members shall be designees of JLL; (ii) one member shall be a designee of TSG; (iii) two members shall be designees of the Lemmerz Stockholders, acting collectively, one of which shall be Horst Kukwa-Lemmerz, and the other shall not be a director, officer, manager or employee of Lemmerz Holding or any Subsidiary of Lemmerz (provided that such designee may otherwise be affiliated with one or more of the Lemmerz Stockholders), and shall be reasonably acceptable to the Company (in the event that Herr Kukwa-Lemmerz is unwilling or unable to serve as a director, any other designee of the Lemmerz Stockholders shall be subject to the same qualifications); (iv) one member shall be the Chief Executive Officer of the Company; and (v) the other three members shall be determined by the Board; provided, however, that such members determined by the Board shall not be Affiliates of the Company or any of the Stockholders (except that one of such directors may be an Affiliate of Argosy). For so long as Herr Kukwa-Lemmerz shall serve as a member of the Board designated by the Lemmerz Stockholders,





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each of JLL, TSG, Nomura and the Lemmerz Stockholders shall use their best efforts to cause Herr Kukwa-Lemmerz to be appointed a member of the Executive Committee and a non-voting member of the Compensation Committee of the Board. During the term of this Agreement and subject to the fiduciary duties of the Board, the Company shall use its best efforts and shall exercise all authority under applicable law to nominate for election and cause to be elected or appointed, as the case may be, as directors of the Company a slate of directors consisting of individuals meeting the requirements of the previous sentence.
In the event that one of the members of the Board is not an Affiliate of Argosy, then Argosy shall be entitled to appoint a representative who shall be permitted to attend all meetings of the Board, but who shall have no voting power. Such representative shall be given the same notice of any meeting of the Board as is required to be provided to a member of the Board and shall be entitled to participate in discussions and consult with the Board. Such representative shall receive all copies of all documents and shall have the same access to information provided to members of the Board, in each case, at the same time as such members of the Board. In addition, such representative shall receive the same compensation or other economic consideration or benefits, if any, that any member of the Board designated pursuant to clause
(i) or (ii) of this Section 3.01(a) receives.

                    (b) Failure to Designate. In the event that (i) a Stockholder entitled to designate a nominee for the Board is unable to designate such a nominee, or (ii) the designee of a Stockholder resigns, in either case, due to any legal provision or restriction relating to such Stockholder, such Stockholder shall have the right to designate one Person to attend, but not vote at, any meeting of the Board.

                    (c) Removal. No Stockholder shall take any action to cause the removal of any director designated by any other Stockholder other than "for cause".

                    (d) Vacancies. If at any time a vacancy is created on the Board by reason of the death, removal or resignation (other than pursuant to Section 3.01(b)) of any director who was nominated and elected as a director pursuant to Section 3.01(a) above or this Section 3.01(d), the Stockholders shall, as soon as practicable, vote their Shares or act by written consent with respect to such Shares to elect the individual designated to fill such vacancy or vacancies by the Stockholder who designated such former director to fill such vacancy for the unexpired term of the director whom such individual is replacing.

                    (e) Decrease in Shares Held. Notwithstanding anything to the contrary in this Section 3.01, (i) in the event that any Stockholder entitled pursuant to Section 3.01(a) to designate one or more individuals for nomination and election to the Board (other than the Lemmerz Stockholders) shall, together with its Affiliates or associates (as such term is defined in Rule 405 of the Securities Act), cease to own at least 50% of the Shares owned





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by such Stockholder on the date hereof, such Stockholder shall no longer have any right pursuant to this Agreement to designate any nominees for election to the Board; and (ii) in the event that the Lemmerz Stockholders shall, together with their descendants, Affiliates or associates (as such term is defined in Rule 405 of the Securities Act), cease to own, in the aggregate, (A) at least 50% of the Shares owned, in the aggregate, by such Persons on the date hereof, the Lemmerz Stockholders shall have the right pursuant to this Agreement to designate only one nominee for election to the Board and (B) at least 25% of the Shares owned, in the aggregate, by such Persons on the date hereof, the Lemmerz Stockholders shall no longer have any right pursuant to this Agreement to designate any nominees for election to the Board.

                    (f) Board Designees. The majority of the directors then comprising the Board shall have the right to designate nominees to be elected to the Board for any available directorship as to which no Stockholder has the right to designate a nominee pursuant to Section 3.01(a) hereof.

                    (g) Voting Agreement. Each of JLL, TSG, Nomura and the Lemmerz Stockholders agrees that, during the term of this Agreement, (i) it will be present, in person or represented by proxy, at all stockholder meetings of the Company for the election of directors, so that all shares of Company Common Stock beneficially owned by it shall be counted for the purpose of determining the presence of a quorum for the election of directors at such meetings, (ii) it shall vote, or act by consent with respect to, all shares of Company Common Stock beneficially owned by it for the election of the nominees for the Board nominated by the Board so long as such nominees consist of individuals meeting the requirements of this Section 3.01, and (iii) it shall vote against, and shall not take any action in support of, any matter presented to the stockholders for vote prior to the conversion of the Company Preferred Stock, including the issuance of additional shares of Company Common Stock or the consummation of a merger or similar transaction, the approval of which would result in the irrevocable proxies delivered to the Lemmerz Stockholders in conjunction with the Acquisition Agreement representing, in the aggregate, less than a majority of the voting shares of the Company then outstanding and eligible to vote on the Approval (as defined in the Acquisition Agreement). Except as specifically set forth in this Section 3.01(g), each of JLL, TSG, Nomura and the Lemmerz Stockholders shall be entitled to vote its shares of Company Common Stock on all other matters as it deems fit.

Section 3.02.    Indemnification.

                    Immediately following the Acquisition, the Company shall enter into an indemnification agreement substantially in the form of Exhibit C hereto with each member of the Board not then a party thereto.





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                                  ARTICLE  IV

                            Restrictions on Transfer

Section 4.01.  General Restrictions.

               (a) No Stockholder may Transfer any Shares prior to the commencement of the Registration Period except for Transfers (i) to any of its Permitted Transferees; provided, however, that prior to any Transfer of Shares, such Permitted Transferee shall agree in writing to take such Shares subject to, and to comply with, all of the provisions of this Agreement, a copy of which agreement shall be on file with the Secretary of the Company and shall include the address of such transferee to which notices hereunder shall be sent, (ii) pursuant to any offer, including a tender or exchange offer, by any party (including the Company) to purchase all of the outstanding shares of Company Common Stock (and, if earlier than the date on which the Company Preferred Stock is converted into Company Common Stock, all of the outstanding shares of Company Preferred Stock for the same price per share as the shares of Company Common Stock), which offer has been approved by the Board and (iii) pursuant to any corporate transaction requiring the approval of the holders of a majority of the shares of outstanding Company Common Stock and as to which the requisite approval of the Stockholders shall have been obtained.

               (b) From and after July 2, 1998 until the expiration or earlier termination of this Agreement, in addition to Transfers permitted by Section 4.01(a), any Stockholder may Transfer any or all of its Shares to any other Stockholder or any third party, pursuant to: (i) paragraphs (e) and (f) of Rule 144 or any similar rule adopted by the Commission (whether or not paragraph (k) of Rule 144 is applicable); (ii) a Public Offering; or (iii) any other Transfer; provided, however, that prior to any Transfer of Shares to a third party pursuant to this Section 4.01(b)(iii), such third-party transferee shall agree in writing to take such Shares subject to, and to comply with, the provisions of
Section 3.01(g) of this Agreement. Notwithstanding anything stated herein to the contrary, the Transfer of Shares by any of JLL, TSG or any Lemmerz Stockholder shall not result in the assignment of such transferring Stockholder's rights under Section 3.01(a) hereof.





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

Section 4.02.Compliance with Securities Laws.

               Each Stockholder agrees that every Transfer of its Shares shall comply with all federal and state securities laws applicable to such transaction. At the request of the Company, the transferring Stockholder shall deliver to the Company an opinion of counsel, which counsel and opinion shall be reasonably satisfactory to the Company, to the effect that the sale, transfer or other disposition satisfies this Section 4.02.

Section 4.03.Transfers Not In Compliance.

               In the event of any purported or attempted Transfer of Shares by a Stockholder that does not comply with this Agreement, the purported transferee or successor by operation of law shall not be deemed to be a stockholder of the Company for any purpose and shall not be entitled to any of the rights of a stockholder, including, without limitation, the right to vote the Shares or to receive a certificate for the Shares or any dividends or other distributions on or with respect to the Shares.

Section 4.04.Tag-Along Rights.

               Except as provided below, if, at any time during the term of this Agreement, JLL proposes to directly or indirectly Transfer its Shares to a Person (other than transfers to (a) persons or entities described in clauses
(ii) or (iv) of the definition of Permitted Transferee or (b) pursuant to a Public Offering), JLL shall provide the remaining Stockholders (each a "Notice Recipient") and the Company with not less than twenty (20) days' prior written notice of such proposed sale, which notice shall include all of the terms and conditions of such proposed sale and which shall identify such purchaser (the "Sale Notice"); and each Notice Recipient shall have the option, exercisable by written notice to JLL within ten (10) days after the receipt of the Sale Notice, to require JLL to arrange for such purchaser or purchasers to purchase the same percentage (the "Percentage") of the Shares then owned by such Notice Recipient as the ratio of the total number of Shares which are to be sold by JLL pursuant to the proposed sale to the total number of Shares owned by JLL immediately prior to such Transfer, or any lesser amount of Shares as such Notice Recipient shall desire, together with JLL's Shares at the same time as, and upon the same terms and conditions (including all direct or indirect consideration or compensation) at which, JLL sells its Shares; provided that such terms and conditions shall (i) not include a covenant not to compete or (ii) provide for indemnity or contribution in excess of such Notice Recipient's proceeds from such sale. If a Notice Recipient shall so elect, JLL agrees that it shall either (a) arrange for the proposed purchaser or purchasers to purchase all or a portion (as such Notice Recipient shall specify) of the same Percentage of the Shares then owned by such Notice Recipient at the same time as and upon the same terms and conditions at which JLL sells its Shares (it being understood that in the event such Notice Recipient's Shares require exercise, conversion or exchange to effect such sale, such exercise, conversion or exchange may be made simultaneously with the closing of such sale), and provided that if such purchaser or purchasers shall elect to purchase only such aggregate number of Shares as originally agreed with JLL, then the number of Shares to be sold by JLL and all Notice Recipients electing to participate in the proposed sale shall be reduced pro rata to such aggregate number, or (b)
not effect the proposed sale to such purchaser or purchasers.  In the event that a Notice Recipient does not exercise its right to participate in such sale or declines to so participate, JLL shall have 120 days from the date of such Sale Notice to consummate the transaction on the terms set forth therein without being required to provide an additional Sale Notice to the remaining
Stockholders.   Notwithstanding the foregoing, JLL shall not be obligated to provide any rights pursuant to this Section 4.04 unless and until JLL has previously Transferred an aggregate of at least 964,000 of its Shares.

Section 4.05   Restrictions on Company Common Stock Acquired After the Date
Hereof.

               From and after the date hereof, the Lemmerz Stockholders, acting as a single entity, and each of JLL, TSG, Argosy, Chase and Nomura agree that neither it nor any of its controlled or commonly controlled Affiliates may acquire beneficial ownership of more than 3,000,000 shares of Company Common Stock, other than pursuant to any stock dividend or distribution with respect to its shares or upon exercise of the Warrants. Shares of Company Common Stock acquired by any Stockholder after the date of this Agreement, including, without limitation, upon conversion of the shares of Company Preferred Stock, shall be treated the same as, and shall be subject to the same restrictions as, Shares held by such Stockholder as of the date of this Agreement for purposes of this Agreement.


                                   ARTICLE V

                              Registration Rights

Section 5.01.  Demand Registrations.

                    (a) Requests for Registration. During the Registration Period, Stockholders holding the Requisite Amount of Registrable Securities shall be entitled to make a written request of the Company (a "Demand") for registration under the Securities Act of all or part of the Registrable Securities (a "Demand Registration"). Such Demand shall specify: (i) the aggregate number of Registrable Securities requested to be registered, (ii) the intended method of distribution in connection with such Demand Registration to the extent then known and (iii) the identity of the Stockholder or Stockholders (each, a "Demanding holder") requesting such Demand. Within ten (10) days after receipt of a Demand, the Company shall give written notice of such Demand to all other Stockholders and shall include in such registration all Registrable Securities with respect to which the Company has received a written request for inclusion therein within twenty (20) days after the receipt by such Stockholder of the Company's notice required by this paragraph.

               (b) Number of Demands. The Lemmerz Stockholders, acting together as a single entity, and each of JLL, TSG, Argosy, Chase and Nomura shall be entitled to two (2) Demand Registrations; provided, however, that each Stockholder, including, without limitations, the Lemmerz Stockholders, acting together as a single entity, who is identified as a Demanding holder shall be deemed to have made a demand with respect to such Demand Registration.

               (c) Satisfaction of Obligations. A registration shall not be treated as a permitted Demand for a Demand Registration until (i) the applicable registration statement under the Securities Act has been filed with the Commission with respect to such Demand Registration (which shall include any registration statement that is not withdrawn by holders of Registrable Securities in the circumstances contemplated by Section 5.03), and (ii) such registration statement shall have been maintained continuously effective for a period of at least ninety (90) days or such shorter period as all Registrable Securities included therein have been disposed of thereunder in accordance with the manner of distribution set forth in such registration statement.

               (d) Availability of Short Form Registrations. The Company shall use its best efforts to comply with the requirements for use of short form registration for the sale of securities under the Securities Act.

               (e) Restrictions on Demand Registrations. The Company shall not be obligated (i) in the case of a Demand Registration, to maintain the effectiveness of a registration statement under the Securities Act, for a period longer than ninety (90) days or (ii) to effect any Demand Registration within one hundred eighty (180) days after the effective date of (A) a "firm commitment" underwritten registration in which all Stockholders were given "piggyback" rights pursuant to Section 5.02 hereof (provided that, with respect to such a registration in which such piggyback rights were exercised, each such Stockholder exercising such piggyback rights was permitted to include in such registration at least 75% of the Registrable Securities that such Stockholder sought to include therein) or (B) any other Demand Registration. In addition, the Company shall be entitled to postpone (upon written notice to all Stockholders) for up to ninety (90) days the filing or the effectiveness of a registration statement in respect of a Demand (but no more than once in any period of twelve (12) consecutive months) if the Board determines in good faith and in its reasonable judgment that effecting the Demand Registration in respect of such Demand would have a material adverse affect on any proposal or plan by the Company to engage in any debt or equity offering, material acquisition or disposition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer or other similar transaction. In the event of a postponement by the Company of the filing or effectiveness of a registration statement in respect of a Demand, the Demanding holders shall have the right to withdraw such Demand in accordance with Section 5.03 hereof.

               (f) Participation in Demand Registrations. The Company shall not include any securities other than Registrable Securities in a Demand Registration, except with the written consent of the holders of the majority of the Registrable Securities sought to be registered pursuant to such Demand Registration held by all the Demanding holders. If, in connection with a Demand Registration, any managing underwriter (or, if such Demand Registration is not an underwritten offering, a nationally recognized independent underwriter selected by the Demanding holders of a majority of the Registrable Securities held by all the Demanding holders (which such underwriter shall be reasonably acceptable to the Company and whose fees and expenses shall be borne solely by the Company)) advises the Company and the Demanding holders of a majority of the Registrable Securities held by all the Demanding holders that, in its opinion, the inclusion of all the Registrable Securities and, if authorized pursuant to this paragraph, other securities of the Company, in each case, sought to be registered in connection with such Demand Registration would adversely affect the marketability of the Registrable Securities sought to be sold pursuant thereto, then the Company shall include in the registration statement applicable to such Demand Registration only such securities as the Company and the holders of Registrable Securities sought to be registered therein ("Demanding Sellers") are advised by such underwriter can be sold without such an effect (the "Maximum Demand Number"), as follows and in the following order of priority:

                    (i) first, the number of Registrable Securities received pursuant to the Merger (excluding, for these purposes, Registrable Securities issued upon exercise of Warrants received pursuant to the Merger) or upon conversion of the shares of Company Preferred Stock sought to be registered by each Demanding Seller, pro rata in proportion to the number of Registrable Securities received pursuant to the Merger or upon conversion of the shares of Company Preferred Stock sought to be registered by all Demanding Sellers; and

                    (ii) second, if the number of Registrable Securities to be included under clause (i) above is less than the Maximum Demand Number, the number of Registrable Securities received other than (x) pursuant to the Merger (including, for these purposes, Registrable Securities issued upon exercise of Warrants received pursuant to the

Merger) or (y) upon conversion of the shares of Company Preferred Stock sought to be registered by each Demanding Seller, pro rata in proportion to the number of Registrable Securities neither received pursuant to the Merger nor upon conversion of the shares of Company Preferred Stock sought to be registered by all Demanding Sellers; and

                    (iii) third, if the number of Registrable Securities to be included under clauses (i) and (ii) above is less than the Maximum Demand Number, the number of securities sought to be included by each other seller, pro rata in proportion to the number of securities sought to be sold by all such other sellers, which in the aggregate, when added to the number of securities to be included pursuant to clauses (i) and (ii) above, equals the Maximum Demand Number.

               (g) Selection of Underwriters. If the Demanding holders of a majority of the Registrable Securities held by all the Demanding holders request that such Demand Registration be an underwritten offering, then such holders shall select a nationally recognized underwriter or underwriters to manage and administer such offering, such underwriter or underwriters, as the case may be, to be subject to the approval of the Board, which approval shall not be unreasonably withheld or delayed.

               (h) Other Registrations. If the Company has received a Demand and if the applicable registration statement in respect of such Demand has not been withdrawn or abandoned, the Company will not file or cause to be effected any other registration of any of its equity securities or securities convertible or exchangeable into or exercisable for its equity securities under the Securities Act (other than a registration relating to the Company employee benefit plans, exchange offers by the Company or a merger or acquisition of a business or assets by the Company, including, without limitation, a registration on Form S-4 or S-8 or any successor form), whether on its own behalf or at the request of any holder or holders of such securities, until a period of at least ninety (90) days has elapsed from the effective date of any Demand Registration, unless a shorter period of time is approved by the Demanding holders of a majority of the Registrable Securities held by all the Demanding holders. Notwithstanding the foregoing, the Company shall be entitled to postpone any such Demand Registration and may file or cause to be effected such other registration in accordance with the terms of Section 5.01(e) hereof.

Section 5.02   Piggyback Registrations.

               (a) Right to Piggyback. During the Registration Period, whenever the Company proposes to register any of its equity securities or securities convertible or exchangeable into or exercisable for its equity securities under the Securities Act (other than a registration relating to the Company employee benefit plans, exchange offers by the Company or a merger or acquisition of a business or assets by the Company including, without limitation, a registration on Form S-4 or Form S-8 or any successor form) (a "Piggyback Registration"), the Company shall give all Stockholders prompt written notice thereof (but not less than ten (10) days prior to the filing by the Company with the Commission of any registration statement with respect thereto). Such notice (a "Piggyback Notice") shall specify, at a minimum, the number of securities proposed to be registered, the proposed date of filing of such registration statement with the Commission, the proposed means of distribution, the proposed managing underwriter or underwriters (if any and if known), and a good faith estimate by the Company of the proposed minimum offering price of such securities. Upon the written request of a Stockholder given within ten (10) business days of such Stockholder's receipt of the Piggyback Notice (which written request shall specify the number of Registrable Securities intended to be disposed of by such Stockholder and the intended method of distribution thereof), the Company shall include in such registration all Registrable Securities with respect to which the Company has received such written requests for inclusion.

               (b) Priority on Piggyback Registrations. If, in connection with a Piggyback Registration, any managing underwriter (or, if such Piggyback Registration is not an underwritten offering, a nationally recognized independent underwriter selected by the Company (reasonably acceptable to the holders of a majority of the Registrable Securities sought to be included in such Piggyback Registration and whose fees and expenses shall be borne solely by the Company)) advises the Company and the holders of the Registrable Securities to be included in such Piggyback Registration, that, in its opinion, the inclusion of all the securities sought to be included in such Piggyback Registration by the Company, any Persons who have sought to have shares registered thereunder pursuant to rights to demand (other than pursuant to so-called "piggyback" or other incidental or participation registration rights) such registration (such demand rights being "Other Demand Rights" and such Persons being "Other Demanding Sellers"), any holders of Registrable Securities seeking to sell such securities in such Piggyback Registration ("Piggyback Sellers") and any other proposed sellers, in each case, if any, would adversely affect the marketability of the securities sought to be sold pursuant thereto, then the Company shall include in the registration statement applicable to such Piggyback Registration only such securities as the Company, the Other Demanding Sellers, and the Piggyback Sellers are so advised by such underwriter can be sold without such an effect (the "Maximum Piggyback Number"), as follows and in the following order of priority:

                          (i) if the Piggyback Registration is an offering on behalf of the Company and not any Person exercising Other Demand Rights (whether or not other Persons seek to include securities therein pursuant to so-called "piggyback" or other incidental or participatory registration rights) (a "Primary Offering"), then (A) first, such number of securities to be sold by the Company as the Company, in its reasonable judgment and acting in good faith and in accordance with sound financial practice, shall have determined, (B) second, if the number of securities to be included under clause (A) above is less than the Maximum Piggyback Number, the number of Registrable Securities received pursuant to the Merger (excluding, for these purposes, Registrable Securities issued upon exercise of Warrants received pursuant to the Merger) or upon conversion of the shares of Company Preferred Stock sought to be registered by each Piggyback Seller, pro rata in proportion to the number of Registrable Securities received pursuant to the Merger or upon conversion of the shares of Company Preferred Stock sought to be registered by all the Piggyback Sellers, (C) third, if the number of securities to be included under clauses (A) and (B) above is less than the Maximum Piggyback Number the number of Registrable Securities received other than (x) pursuant to the Merger (including, for these purposes, Registrable Securities issued upon exercise of Warrants received pursuant to the Merger) or (y) upon conversion of the shares of Company Preferred Stock sought to be registered by each Piggyback Seller, pro rata in proportion to the Registrable Securities neither received in the Merger nor upon conversion of the shares of Company Preferred Stock sought to be registered by all the Piggyback Sellers and all other proposed sellers, which in the aggregate, when added to the number of securities to be registered under clauses (A) and (B) above, equals the Maximum Piggyback Number;

                          (ii) if the Piggyback Registration is an offering other than pursuant to a Primary Offering, then (A) first, such number of securities sought to be registered by each Other Demanding Seller, pro rata in proportion to the number of securities sought to be registered by all such Other Demanding Sellers, (B) second, if the number of securities to be included under clause (A) above is less than the Maximum Piggyback Number, the number of Registrable Securities received pursuant to the Merger (excluding, for these purposes, Registrable Securities issued upon exercise of Warrants received pursuant to the Merger) or upon conversion of the shares of Company Preferred Stock sought to be registered by each Piggyback Seller, pro rata in proportion to the number of Registrable Securities received pursuant to the Merger or upon conversion of the shares of Company Preferred Stock sought to be registered by all the Piggyback Sellers, (C) third, if the number of securi-ties to be included under clauses (A) and (B) above is less than the Maximum Piggyback Number, the number of Registrable Securities received other than (x) pursuant to the Merger (including, for these purposes, Registrable Securities issued upon exercise of Warrants received pursuant to the Merger) or (y) upon conversion of the shares of Company Preferred Stock sought to be registered by each Piggyback Seller, pro rata in proportion to the Registrable Securities neither received pursuant to the Merger nor upon conversion of the shares of Company Preferred Stock sought to be registered by all the Piggyback Sellers and all other proposed sellers, which in the aggregate, when added to the number of securities to be registered under clauses (A) and (B) above, equals the Maximum Piggyback Number.

                (c) Withdrawal by the Company. If, at any time after giving written notice of its intention to register any of its securities as set forth in Section 5.02 and prior to time the registration statement filed in connection with such registration is declared effective, the Company shall determine for any reason not to register such securities, the Company may, at its election, give written notice of such determination to each Stockholder and thereupon shall be relieved of its obligation to register any Registrable Securities in connection with such particular withdrawn or abandoned registration (but not from its obligation to pay the Registration Expenses in connection therewith as provided herein). In the event that the Piggyback Sellers of such a registration hold the Requisite Amount of Registrable Securities, such holders may continue the registration as a Demand Registration. The continuation of such registration shall be counted as a Demand for all Stockholders who continue as participants in such registration.

Section 5.03. Withdrawal Rights.

                    Any Stockholder having notified or directed the Company to include any or all of its Registrable Securities in a registration statement under the Securities Act shall have the right to withdraw any such notice or direction with respect to any or all of the Registrable Securities designated for registration thereby by giving written notice to such effect to the Company prior to the effective date of such registration statement. In the event of any such withdrawal, the Company shall not include such Registrable Securities in the applicable registration and such Registrable Securities shall continue to be Registrable Securities hereunder. No such withdrawal shall affect the obligations of the Company with respect to the Registrable Securities not so withdrawn; provided that in the case of a Demand Registration, if such withdrawal shall reduce the number of Registrable Securities sought to be included in such registration below the Requisite Amount, then the Company shall as promptly as practicable give each holder of Registrable Securities sought to be registered notice to such effect, referring to this Agreement and summarizing this Section 5.03, and within five (5) business days following the effectiveness of such notice, either the Company or the holders of a majority of the Registrable Securities sought to be registered may, by written notices made to each holder of Registrable Securities sought to be registered and the Company, respectively, elect that such registration statement not be filed or, if theretofore filed, be withdrawn. During such five (5) business day period, the Company shall not file such registration statement if not theretofore filed or, if such registration statement has been theretofore filed, the Company shall not seek, and shall use its best efforts to prevent, the effectiveness thereof. Any registration statement withdrawn or not filed (i) in accordance with an election by the Company, (ii) in accordance with an election by the holders of the majority of the Registrable Securities sought to be registered pursuant to such Demand Registration held by all the Demanding holders pursuant to Section 5.01(e) hereof, (iii) in accordance with an election by the holders of the majority of the Registrable Securities sought to be registered pursuant to such Demand Registration held by all the Demanding holders prior to the effectiveness of the applicable Demand Registration Statement or (iv) in accordance with an election by the holders of the majority of the Registrable Securities sought to be registered pursuant to such Demand Registration held by all the Demanding holders subsequent to the effectiveness of the applicable Demand Registration Statement, if any post-effective amendment or supplement to the applicable Demand Registration Statement contains adverse information regarding the Company shall not be counted as a Demand. Except as set forth in clause (iv) of the previous sentence any Demand withdrawn in accordance with an election by the Demanding holders subsequent to the effectiveness of the applicable Demand Registration Statement shall be counted as a Demand unless the Stockholders reimburse the Company for its reasonable out-of-pocket expenses (but, without implication that the contrary would otherwise be true, not including any Internal Expenses, as defined below) related to the preparation and filing of such registration statement (in which event such registration statement shall not be counted as a Demand hereunder). Upon the written request of a majority of the Stockholders, the Company shall promptly prepare a definitive statement of such out-of-pocket expenses in connection with such registration statement in order to assist such holders with a determination in accordance with the next preceding sentence.

Section 5.04.  Holdback Agreements.

                    Each Stockholder agrees not to effect any public sale or distribution (including sales pursuant to Rule 144) of equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, during the ten (10) day period prior to the date which the Company has, or in the case of a Demand Registration, the Demanding holders have, notified the Stockholders that it or they intend to commence a Public Offering through the sixty (60) day period immediately following the effective date of any Demand Registration or any Piggyback Registration (in each case, except as part of such registration), or, in each case, if later, the date of any underwriting agreement with respect thereto; provided, however, that the Stockholders shall not be obligated to comply with this Section 5.04 on more than one (1) occasion in any nine (9) month period. The holders of 82.5% of the Registrable Securities included in a Demand Registration may waive the limitation contained in this paragraph with respect to such Demand Registration.

Section 5.05.  Registration Procedures.

                   (a) Whenever the Stockholders have requested that any Registrable Securities be registered pursuant to this Agreement (whether pursuant to Demand Registration or Piggyback Registration), the Company (subject to its right to withdraw such registration as contemplated by Section 5.02(c)) shall use its best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof and, in connection therewith, the Company shall as expeditiously as possible:

                         (i)      prepare and file with the Commission a
registration statement with respect to such Registrable Securities on any form for which the Company then qualifies and is available for the sale of Registrable Securities to be registered thereunder in accordance with the intended method of distribution and use its best efforts to cause such registration statement to become effective within ninety (90) days of the date hereof;

                         (ii)     prepare and file with the Commission such
amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a continuous period of not less than ninety (90) days (or, if earlier, until all Registrable Securities included in such registration statement have been sold thereunder in accordance with the manner of distribution set forth therein) and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof as set forth in such registration statement (including, without limitation, by incorporating in a prospectus supplement or post-effective amendment, at the request of a seller of Registrable Securities, the terms of the sale of such Registrable Securities);

                         (iii)    before filing with the Commission any such
registration statement or prospectus or any amendments or supplements thereto, the Company shall furnish to counsel selected by the Demanding holders of a majority of the Registrable Securities held by the Demanding holders, counsel for the underwriter or sales or placement agent, if any, and any other counsel for holders of Registrable Securities, if any, in connection therewith, drafts of all such documents proposed to be filed and provide such counsel with a reasonable opportunity for review thereof and comment thereon, such review to be conducted and such comments to be delivered with reasonable promptness;

                         (iv)     promptly (i) notify each seller of Registrable
Securities of each of (x) the filing and effectiveness of the registration statement and prospectus and any amendment or supplements thereto, (y) the receipt of any comments from the Commission or any state securities law authorities or any other governmental authorities with respect to any such registration statement or prospectus or any amendments or supplements thereto, and (z) any oral or written stop order with respect to such registration, any suspension of the registration or qualification of the sale of such Registrable Securities in any jurisdiction or any initiation or threatening of any proceedings with respect to any of the foregoing and (ii) use its best efforts to obtain the withdrawal of any order suspending the registration or qualification (or the effectiveness thereof) or suspending or preventing the use of any related prospectus in any jurisdiction with respect thereto;

                         (v)      furnish to each seller of Registrable
Securities, the underwriters and the sales or placement agent, if any, and counsel for each of the foregoing, a conformed copy of such registration statement and each amendment and supplement thereto (in each case, including all exhibits thereto and documents incorporated by reference therein) and such additional number of copies of such registration statement, each amendment and supplement thereto (in such case without such exhibits and documents) the prospectus (including each preliminary prospectus) included in such registration statement and prospectus supplements and all exhibits thereto and documents incorporated by reference therein and such other documents as such seller, underwriter, agent or counsel may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Seller;

                         (vi)     if requested by the managing underwriter or
underwriters of any registration or by the Demanding holders of a majority of the Registrable Securities held by the Demanding holders, subject to approval of counsel to the Company in its reasonable judgment, promptly incorporate in a prospectus, supplement or post-effective amendment to the registration statement such information concerning underwriters and the plan of distribution of the Registrable Securities as such managing underwriter or underwriters or such holders reasonably shall furnish to the Company in writing and request be included therein, including, without limitation, with respect to the number of Registrable Securities being sold by such holders to such underwriter or underwriters, the purchase price being paid therefor by such underwriter or underwriters and with respect to any other terms of the underwritten offering of the Registrable Securities to be sold in such offering; and make all required filings of such prospectus, supplement or post-effective amendment as soon as possible after being notified of the matters to be incorporated in such prospectus, supplement or post-effective amendment;

                         (vii)    use its best efforts to register or qualify
such Registrable Securities under such securities or "blue sky" laws of such jurisdictions as the holders of a majority of Registrable Securities sought to be registered reasonably request and do any and all other acts and things which may be reasonably necessary or advisable to enable the holders of a majority of Registrable Securities sought to be registered to consummate the disposition in such jurisdictions of the Registrable Securities owned by such holders and keep such registration or qualification in effect for so long as the registration statement remains effective under the Securities Act (provided that the Company shall not be required to (x) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph, (y) subject itself to taxation in any such jurisdiction where it would not otherwise be subject to taxation but for this paragraph or (z) consent to the general service of process in any jurisdiction where it would not otherwise be subject to general service of process but for this paragraph);

                         (viii)   notify each seller of such Registrable
Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon the discovery that, or of the happening of any event as a result of which, the registration statement covering such Registrable Securities, as then in effect, contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or any fact necessary to make the statements therein not misleading, and promptly prepare and furnish to each such seller a supplement or amendment to the prospectus contained in such registration statement so that such Registration Statement shall not, and such prospectus as thereafter delivered to the purchasers of such Registrable Securities shall not, contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or any fact necessary to make the statements therein not misleading;

                         (ix)     cause all such Registrable Securities to be
listed on the New York Stock Exchange and/or any other securities exchange and included in each established over-the-counter market on which or through which similar securities of the Company are listed or traded and, if not so listed or traded, to be listed on the NASD automated quotation system ("Nasdaq") and if listed on Nasdaq, use its reasonable efforts to secure designation of all such Registrable Securities covered by such registration statement as a Nasdaq "national market system security" within the meaning of Rule 11Aa2-1 under the Securities Exchange Act of 1934, as amended, or, failing that, to secure Nasdaq authorization for such Registrable Securities;

                         (x)      make available for inspection by any seller of
Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by any such seller or underwriter all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors, employees, attorneys and independent accountants to supply all information reasonably requested by any such sellers, underwriters, attorneys, accountants or agents in connection with such registration statement. Information which the Company determines, in good faith, to be confidential shall not be disclosed by such persons unless (x) the disclosure of such information is necessary to avoid or correct a misstatement or omission in such registration statement, or (y) the release of such information is ordered pursuant to a subpoena or other order from a court of competent jurisdiction. Each seller of Registrable Securities agrees, on its own behalf and on behalf of all its underwriters, accountants, attorneys and agents, that the information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the Company unless and until such is made generally available to the public. Each seller of Registrable Securities further agrees, on its own behalf and on behalf of all its underwriters, accountants, attorneys and agents, that it will, upon learning that disclosure of such information is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of the information deemed confidential;

                         (xi)     use its best efforts to comply with all
applicable laws related to such registration statement and offering and sale of securities and all applicable rules and regulations of governmental authorities in connection therewith (including, without limitation, the Securities Act and the Exchange Act) and make generally available to its security holders as soon as practicable (but in any event not later than fifteen (15) months after the effectiveness of such registration statement) an earnings statement of the Company and its subsidiaries complying with Section 11(a) of the Securities Act;

                         (xii)    permit any Stockholder, which Stockholder, in
its sole and exclusive judgment, might be deemed to be an underwriter or controlling person of the Company, to participate in the preparation of such registration statement and to require the insertion therein of material, furnished to the Company in writing, which in the reasonable judgment of such holder and such holder's counsel should be included;

                         (xiii)   use reasonable best efforts to furnish to each
seller of Registrable Securities a signed counterpart of (x) an opinion of counsel for the Company and (y) a "comfort" letter signed by the independent public accountants who have certified the Company's financial statements included or incorporated by reference in such registration statement, covering such matters with respect to such registration statement and, in the case of the accountants' comfort letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' comfort letters delivered to the underwriters in underwritten public offerings of securities for the account of, or on behalf of, an issuer of common stock, such opinion and comfort letters to be dated the date of such opinions and comfort letters are customarily dated in such transactions, and covering in the case of such legal opinion, such other legal matters and, in the case of such comfort letter, such other financial matters, as the holders of a majority of the Registrable Securities being sold may reasonably request;

                         (xiv)    take all such other actions as the holders of
a majority of the Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities; and

                         (xv)     the Company shall use its reasonable best
efforts so that in lieu of exercising any Warrant prior to or simultaneously with the filing or the effectiveness of any registration statement filed pursuant to this Article V, the holder of such Warrant may sell such Warrant to the underwriter of the offering being registered upon the undertaking of such underwriter to exercise such Warrant before making any distribution pursuant to such registration statement and to include the Common Stock issued upon such conversion among the securities being offered pursuant to such registration statement. The Company agrees to cause such Common Stock to be included among the securities being offered pursuant to such registration statement to be issued within such time as will permit the underwriter to make and complete the distribution contemplated by the underwriting.

               (b) Underwriting. Without limiting any of the foregoing, in the event that the offering of Registrable Securities is to be made by or through an underwriter, the Company shall enter into an underwriting agreement with a managing underwriter or underwriters containing representations, warranties, indemnities and agreements customarily included (but not inconsistent with the agreements contained herein) by an issuer of common stock in underwriting agreements with respect to offerings of common stock for the account of, or on behalf of, such issuers. In connection with the sale of Registrable Securities hereunder, any seller of such Registrable Securities may, at its option, require that any and all representations and warranties by, and indemnities and agreements of, the Company to or for the benefit of such underwriter or underwriters (or which would be made to or for the benefit of such an underwriter or underwriter if such sale of Registrable Securities were pursuant to a customary underwritten offering) be made to and for the benefit of such seller and that any or all of the conditions precedent to the obligations of such underwriter or underwriters (or which would be so for the benefit of such underwriter or underwriters under a customary underwriting agreement) be conditions precedent to the obligations of such seller in connection with the disposition of its securities pursuant to the terms hereof (it being agreed that in connection with any Demand Registration, without limiting any rights or remedies of the Stockholders, in the event any such condition precedent shall not be satisfied and, if not so satisfied, shall not be waived by the holders of a majority of the Registerable Securities to be included in such Demand Registration, such Demand Registration shall not be counted as a permitted Demand hereunder). In connection with any offering of Registrable Securities registered pursuant to this Agreement, the Company shall (x) furnish to the underwriter, if any (or, if no underwriter, the sellers of such Registrable Securities), unlegended certificates representing ownership of the Registrable Securities being sold, in such denominations as requested and (y) instruct any transfer agent and registrar of the Registrable Securities to release any stop transfer order with respect thereto.

               (c) Return of Prospectuses. Each seller of Registrable Securities hereunder agrees that upon receipt of any notice from the Company of the happening of any event of the kind described in Section 5.05(a)(viii), such seller shall forthwith discontinue such seller's disposition of Registrable Securities pursuant to the applicable registration statement and prospectus relating thereto until such seller's receipt of the copies of the supplemented or amended prospectus contemplated by Section 5.05(a)(viii) and, if so directed by the Company, deliver to the Company all copies, other than permanent file copies, then in such seller's possession of the prospectus current at the time of receipt of such notice relating to such Registrable Securities. In the event the Company shall give such notice, the ninety (90)-day period during which such registration statement must remain effective pursuant to this Agreement shall be extended by the number of days during the period from the date of giving of a notice regarding the happening of an event of the kind described in Section 5.05(a)(viii) to the date when all such sellers shall receive such a supplemented or amended prospectus and such prospectus shall have been filed with the Commission.

Section 5.06.  Registration Expenses.

               All expenses incident to the Company's performance of, or compliance with, its obligations under this Agreement including, without limitation, all registration and filing fees, all fees and expenses of compliance with securities and "blue sky" laws (including, without limitation, the fees and expenses of counsel for underwriters or placement or sales agents in connection therewith), all printing and copying expenses, all messenger and delivery expenses, all fees and expenses of underwriters and sales and placement agents in connection therewith (excluding discounts and commissions and the fees and expenses of counsel therefor), all fees and expenses of the Company's independent certified public accountants and counsel (including, without limitation, with respect to "comfort" letters and opinions) (collectively, the "Registration Expenses") shall be borne by the Company; provided, however, that in the case of a Piggyback Registration, all incremental costs resulting from applicable federal and blue sky registration and filing fees, National Association of Securities Dealers filing fees, the expenses and fees for listing the securities to be registered on each securities exchange and included in each established over-the-counter market on which similar securities issued by the Company are then listed or traded or for listing on Nasdaq and underwriting discounts and commissions allocable to each Stockholder selling Registrable Securities shall be borne by such Stockholder. The Company shall be responsible for the fees and expenses of one (1) legal counsel retained by all of the Stockholders in the aggregate in connection with the sale of Registrable Securities. Notwithstanding the foregoing, the Company shall not be responsible for the fees and expenses of any additional counsel, or any of the accountants, agents or experts retained by the Stockholders in connection with the sale of Registrable Securities. The Company will pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties, the expense of any annual audit and the expense of any liability insurance) (collectively, "Internal Expenses") and the expenses and fees for listing the securities to be registered on each securities exchange and included in each established over-the-counter market on which similar securities issued by the Company are then listed or traded or for listing on Nasdaq.

Section 5.07. Indemnification.

               (a) By the Company. The Company agrees to indemnify, to the fullest extent permitted by law, each holder of Registrable Securities being sold, its officers, directors, employees and agents and each Person who controls (within the meaning of the Securities Act) such holder or such an other indemnified Person against all losses, claims, damages, liabilities and expenses (collectively, the "Losses") caused by, resulting from or relating to any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or a fact necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished to the Company by such holder expressly for use therein or by such holder's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished such holder with a sufficient number of copies of the same. In connection with an underwritten offering and without limiting any of the Company's other obligations under this Agreement, the Company shall indemnify such underwriters, their officers, directors, employees and agents and each Person who controls (within the meaning of the Securities Act) such underwriters or such an other indemnified Person to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities being sold.

               (b) By Stockholders. In connection with any registration statement in which a holder of Registrable Securities is participating, each such holder will furnish to the Company in writing information regarding such holder's ownership of Registrable Securities and its intended method of distribution thereof and, to the extent permitted by law, shall indemnify the Company, its directors, officers, employees and agents and each Person who controls (within the meaning of the Securities Act) the Company or such an other indemnified Person against all Losses caused by, resulting from or relating to any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is caused by and contained in such information so furnished in writing by such holder; provided, however, that each holder's obligation to indemnify the Company hereunder shall be apportioned between each holder based upon the net amount received by each holder from the sale of Registrable Securities, as compared to the total net amount received by all of the holders of Registrable Securities sold pursuant to such registration statement, no such holder being liable to the Company in excess of such apportionment.

               (c) Notice. Any Person entitled to indemnification hereunder shall give prompt written notice to the indemnifying party of any claim with respect to which its seeks indemnification; provided, however, the failure to give such notice shall not release the indemnifying party from its obligation, except to the extent that the indemnifying party has been materially prejudiced by such failure to provide such notice.

               (d) Defense of Actions. In any case in which any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof the indemnifying party will not (so long as it shall continue to have the right to defend, contest, litigate and settle the matter in question in accordance with this paragraph) be liable to such indemnified party hereunder for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, supervision and monitoring (unless such indemnified party reasonably objects to such assumption on the grounds that there may be defenses available to it which are different from or in addition to the defenses available to such indemnifying party, in which event the indemnified party shall be reimbursed by the indemnifying party for the expenses incurred in connection with retaining separate legal counsel). An indemnifying party shall not be liable for any settlement of an action or claim effected without its consent. The indemnifying party shall lose its right to defend, contest, litigate and settle a matter if it shall fail to diligently contest such matter (except to the extent settled in accordance with the next following sentence). No matter shall be settled by an indemnifying party without the consent of the indemnified party (which consent shall not be unreasonably withheld).

               (e) Survival. The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified Person and will survive the transfer of the Registrable Securities and the termination of this Agreement.

               (f) Contribution. If recovery is not available under the foregoing indemnification provisions for any reason or reasons other than as specified therein, any Person who would otherwise be entitled to indemnification by the terms thereof shall nevertheless be entitled to contribution with respect to any Losses with respect to which such Person would be entitled to such indemnification but for such reason or reasons. In determining the amount of contribution to which the respective Persons are entitled, there shall be considered the Persons' relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and other equitable considerations appropriate under the circumstances. It is hereby agreed that it would not necessarily be equitable if the amount of such contribution were determined by pro rata or per capita allocation. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not found guilty of such fraudulent misrepresentation. Notwithstanding the foregoing, no Stockholder shall be required to make a contribution in excess of the net amount received by such holder from the sale of Registrable Securities.


                                   ARTICLE VI

                                 Miscellaneous

             (a) Legends. Each of the Stockholders agrees that substantially the following legend shall be placed on the certificates representing any Shares owned by them:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS SUCH TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION COMPLIES WITH THE PROVISIONS OF THE AMENDED AND RESTATED STOCKHOLDERS AGREEMENT DATED AS OF JUNE 30, 1997, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF HAYES WHEELS INTERNATIONAL, INC. AND IS AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST THEREFOR. THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE OF THIS CERTIFICATE, AGREES TO BE BOUND BY ALL OF THE PROVISIONS OF THE AFORESAID AGREEMENT.

From and after the date of this Agreement, any reference in any legend on any certificate representing any Shares to the Stockholders Agreement shall be deemed for all purposes to refer to this Agreement. The Company agrees to remove the legend on the Shares upon the resale of such Shares in accordance with the terms of this Agreement (other than pursuant to Section 4.01(a)(i) and Section 4.01(b)(iii) hereof).

               (b) Specific Performance. Each of the Stockholders acknowledges and agrees that in the event of any breach of this Agreement, the non-breaching party or parties would be irreparably harmed and could not be made whole by monetary damages. The Stockholders hereby agree that in addition to any other remedy to which they may be entitled at law or in equity, they shall be entitled to compel specific performance of this Agreement in any action instituted in any court of the United States or any state thereof having subject matter jurisdiction for such action.

               (c) Headings. The headings in this Agreement are for convenience of reference only and shall not control or affect the meaning or construction of any provisions hereof.

               (d) Entire Agreement. This Agreement and, other than with respect to the Lemmerz Stockholders, the Subscription Agreement constitute the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein, and there are no restrictions, promises, representations, warranties, covenants, conditions or undertakings with respect to the subject matter hereof, other than those expressly set forth or referred to herein. This Agreement and, other than with respect to the Lemmerz Stockholders, the Subscription Agreement supersede all prior agreements and understandings between the parties hereto with respect to the subject matter hereof.

               (e) Proxy. For so long as this Agreement is in effect, if any Stockholder fails or refuses to vote that Stockholder's Shares pursuant to this Agreement, then, without further action by such Stockholder, each other Stockholder shall have an irrevocable proxy coupled with an interest to vote such Stockholder's Shares in accordance with this Agreement, and each Stockholder hereby grants to the other Stockholders such irrevocable proxy coupled with an interest.

               (f) Notices. All notices and other communications hereunder shall be in writing and shall be delivered personally or by next-day courier or telecopied with confirmation of receipt, to the parties at the addresses specified below (or at such other address for a party as shall be specified by like notice; provided that notices of change of address shall be effective only upon receipt thereof). Any such notice shall be effective upon receipt, if personally delivered or telecopied, or one day after delivery to a courier for next-day delivery.

         If to the Company, to:

                               Hayes Wheels International, Inc.
                               38481 Huron River Drive
                               Romulus, Michigan  48174
                               U.S.A.
                               Attention:  General Counsel
                               Telecopier:  (313) 942-5199

         With copies to:       Hayes Wheels International, Inc.
                               38481 Huron River Drive
                               Romulus, Michigan  48174
                               U.S.A.
                               Telecopier:  (313) 942-5199

                               and

                               Skadden, Arps, Slate, Meagher & Flom
                               One Rodney Square
                               Wilmington, Delaware  19801
                               U.S.A.
                               Attention:  Robert B. Pincus, Esquire
                               Telecopier:  (302) 651-3001

                               and

                               Altheimer & Gray
                               10 South Wacker Drive
                               Suite 4000
                               Chicago, Illinois  60606
                               Attention:  Louis B. Goldman, Esquire
                               Telecopier:  (312) 715-4800

         If to JLL, to:

                               Joseph Littlejohn & Levy
                               450 Lexington Avenue
                               New York, New York  10017
                               U.S.A.
                               Attention:  Mr. Paul Levy
                               Telecopier:  (212) 286-8624

         With a copy to:

                                  Skadden, Arps, Slate, Meagher & Flom
                                  One Rodney Square
                                  Wilmington, Delaware  19801
                                  U.S.A.
                                  Attention:  Robert B. Pincus, Esquire
                                  Telecopier:  (302) 651-3001

         If to Nomura, to:

                                  Nomura Holding America, Inc.
                                  Two World Financial Center
                                  Building B
                                  New York, New York  10281
                                  U.S.A.
                                  Attention:  Mr. Dennis Dolan
                                  Telecopier:  (212) 667-1708

         If to TSG, to:

                                  TSG Capital Fund II, L.P.
                                  177 Broad Street
                                  Stamford, Connecticut  06901
                                  U.S.A.
                                  Attention:  Mr. Cleveland Christophe
                                  Telecopier:  (203) 406-1590

         With a copy to:

                                  Mayer, Brown & Platt
                                  1675 Broadway
                                  New York, New York  10019
                                  U.S.A.
                                  Attention:  James B. Carlson, Esquire
                                  Telecopier:  (212) 262-1910

         If to Argosy, to:

                                  CIBC WG Argosy Merchant Fund II, LLC
                                  1325 Avenue of the Americas
                                  22nd Floor
                                  New York, New York 10019
                                  U.S.A.
                                  Atention:  Mr. Jay Bloom
                                  Telecopier:  (212) 664-1429

         With a copy to:

                                  Willkie Farr & Gallagher
                                  One Citicorp Center
                                  153 East 53rd Street
                                  New York, New York  10022
                                  U.S.A.
                                  Attention:  Laurence D. Weltman, Esquire
                                  Telecopier:  (212) 832-8111

         If to Chase, to:

                                  Chase Capital Partners
                                  380 Madison Avenue
                                  12th Floor
                                  New York, New York  10017
                                  U.S.A.
                                  Attention:  Mr. Brett Ingersoll
                                  Telecopier:  (212) 622-3101

         With a copy to:

                                  O'Sullivan, Graeve & Karabell
                                  30 Rockefeller Plaza
                                  41st Floor
                                  New York, New York  10012
                                  U.S.A.
                                  Attention:  John Soydam, Esquire
                                  Telecopier:  (212) 408-2420

         If to any Lemmerz Stockholder, to:

                                  Herrn Horst Kukwa-Lemmerz
                                  c/o Lemmerz Holding GmbH
                                  Postfach 1125
                                  53621 Konigswinter
                                  Federal Republic of Germany
                                  Telecopier:  49-2223-71-620

         With copies to:

                                  Meilicke & Partner
                                  Poppelsdorfer Allee 106
                                  53115 Bonn,
                                  Federal Republic of Germany
                                  Attention:  Dr. Wienand Meilicke
                                  Telecopier:  49-228-72543-10

                                  and

                                  Cleary, Gottlieb, Steen & Hamilton
                                  1 Liberty Plaza
                                  New York, New York 10006
                                  U.S.A.
                                  Attention:  William A. Groll, Esquire
                                  Telecopier:  (212) 225-3999

               (g) Applicable Law. The substantive laws of the State of New York shall govern the interpretation, validity and performance of the terms of this Agreement, regardless of the law that might be applied under applicable principles of conflicts of laws. THE PARTIES HERETO WAIVE THEIR RIGHT TO A JURY TRIAL WITH RESPECT TO DISPUTES HEREUNDER; ALL SUCH DISPUTES SHALL BE SETTLED BY BINDING ARBITRATION PURSUANT TO THE RULES OF THE AMERICAN ARBITRATION ASSOCIATION IN NEW YORK CITY, NEW YORK AND THE ORDER OF SUCH ARBITRATORS SHALL BE FINAL AND BINDING ON ALL PARTIES HERETO AND MAY BE ENTERED AS A JUDGMENT IN A COURT HAVING JURISDICTION OVER THE PARTIES.

               (h) Severability. The invalidity, illegality or unenforceability of one or more of the provisions of this Agree- ment in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of this Agreement, including any such provision, in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

               (i) Successors; Assigns. The provisions of this Agreement shall be binding upon the parties hereto and their respective heirs, successors and permitted assigns. Neither this Agreement nor the rights or obligations of any Stockholder hereunder may be assigned, except in connection with the transfer by a Stockholder of shares of Company Common Stock or shares of Company Preferred Stock to a Permitted Transferee. Any such attempted assignment in contravention of this Agreement shall be void and of no effect.

               (j) Amendments. This Agreement may not be amended, modified or supplemented unless such modification is in writing and signed by the Company and the holders of at least 82.5% of the Shares outstanding on the date hereof less any Shares subsequently Transferred other than to a Person described in clauses (i) or (ii) of the definition of a Permitted Transferee.

               (k) Waiver. Any waiver (express or implied) of any default or breach of this Agreement shall not constitute a waiver of any other or subsequent default or breach.

               (l) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same Agreement.

               (m) Recapitalization. In the event that any capital stock or other securities are issued in respect of, in exchange for, or in substitution of, any shares of Company Common Stock or Company Preferred Stock (other than upon the conversion thereof) by reason of any reorganization, recapitalization, reclassification, merger, consolidation, spin-off, partial or complete liquidation, stock dividend, split-up, sale of assets, distribution to stockholders or combination of the shares of Company Common Stock or Company Preferred Stock (other than upon the conversion thereof) or any other change in the Company's capital structure, appropriate adjustments shall be made to the terms hereof if necessary to fairly and equitably preserve the original rights and obligations of the parties hereto under this Agreement.

               (n) Termination. Unless terminated earlier by the Company and Stockholders owning the percentage of shares set forth in Article VI (j) hereof, this Agreement shall terminate on July 2, 2004.

               (o) Effect. Except as specifically amended hereby, the rights, interests and obligations of each Stockholder (other than any Lemmerz Stockholder) under the Stockholders Agreement shall be deemed to have remained in full force and effect in accordance with its terms through the date hereof.


                            [SIGNATURE PAGES FOLLOW]

                          IN WITNESS WHEREOF, the undersigned hereby agree to
be bound by the terms and provisions of this Amended and Restated Stockholders Agreement as of the date first above written.

                                          HAYES WHEELS INTERNATIONAL, INC.


                                          By:  /s/ Daniel M. Sandberg
                                              ---------------------------------
                                              Name:
                                              Title:


                                          JOSEPH LITTLEJOHN & LEVY FUND II, L.P.

                                          By:  JLL ASSOCIATES II, L.P.,
                                                 its General Partner


                                          By: /s/ Paul S. Levy
                                              ---------------------------------
                                              Name:
                                              Title:


                                          CHASE EQUITY ASSOCIATES, a
                                          California Limited Partnership

                                          By:  CHASE CAPITAL PARTNERS,
                                               its General Partner


                                          By: /s/ Donald J. Hoffman
                                              ---------------------------------
                                              Name:
                                              Title:


                                          CIBC WG ARGOSY MERCHANT FUND 2,
                                          L.L.C.


                                          By: /s/ Jay Bloom
                                              ---------------------------------
                                              Name:
                                              Title:

                                       NOMURA HOLDING AMERICA, INC.


                                       By: /s/ Dennis Dolan
                                          ----------------------------------
                                          Name:
                                          Title:


                                       TSG CAPITAL FUND II, L.P.

                                       By:  TSG ASSOCIATES II, L.P.,
                                            its General Partner

                                       By:  TSG ASSOCIATES II, INC.,
                                            its General Partner


                                       By: /s/ Cleveland A. Christophe
                                          ----------------------------------
                                          Name:
                                          Title:


                                       /s/ Wienand Meilicke
                                       ---------------------------------
                                       Marianne Lemmerz


                                       /s/ Wienand Meilicke
                                       ---------------------------------
                                       Inge Kruger-Pressl


                                       /s/ Wienand Meilicke
                                       ---------------------------------
                                       Renate Kukwa-Lemmerz


                                       /s/ Wienand Meilicke
                                       ---------------------------------
                                       Horst Kukwa-Lemmerz

                                                                  EXHIBIT A

                             Column A                       Column B
                             --------                       --------
                            Shares of                  Warrants to purchase
Name of                   Company Common                    Company
Stockholder               Stock Owned (#)              Common Stock Held (#)
-----------              ------------------            ---------------------
JLL                           9,634,172                    1,825,378

TSG                           2,812,500                       67,500

Argosy                        2,500,000                       60,000

Chase                         1,250,000*                      30,000**

Nomura                          937,500                       22,500

--------------------

*        Includes 159,026 shares of non-voting New Company Common Stock

**       Consists of Warrants to purchase non-voting New Company Common Stock.

                                                                       EXHIBIT B


 Name of                                 Shares of
 Lemmerz Stockholder                     Company Preferred Stock
 -------------------                     -----------------------
 Marianne Lemmerz                               3,200,000

 Inge Kruger-Pressl                                25,000

 Renate Kukwa-Lemmerz                              25,000

 Horst Kukwa-Lemmerz                            1,750,000

                                                                       EXHIBIT C


                           INDEMNIFICATION AGREEMENT


                 AGREEMENT, effective as of ______________, between Hayes Wheels International, Inc., a Delaware corporation (the "Company"), and _______________ the ("Indemnitee").

                 WHEREAS, it is essential to the Company to retain and attract as directors the most capable persons available;

                 WHEREAS, Indemnitee is a director of the Company;

                 WHEREAS, both the Company and Indemnitee recognize the increased risk of litigation and other claims being asserted against directors of public companies in today's environment;

                 WHEREAS, the Restated Certificate of Incorporation (the "Charter") permits, and the By-laws (the "By-Laws") of the Company require, the Company to indemnify its directors to the fullest extent permitted by law and the Indemnitee has agreed to serve as a director of the Company in part in reliance on such Charter and By-Laws;

                 WHEREAS, in recognition of Indemnitee's need for substantial protection against personal liability in order to enhance Indemnitee's service to the Company in an effective manner, the increasing difficulty in obtaining satisfactory director liability insurance coverage and Indemnitee's reliance on the aforesaid Charter and By-Laws, and in part to provide Indemnitee with specific contractual assurance that the protection afforded by such Charter and By-Laws will be available to Indemnitee (regardless of, among other things, any amendment to or revocation of the Charter and By-Laws or any change in the composition of the Company's Board of Directors or acquisition transaction relating to the Company), the Company wishes to provide in this Agreement for the indemnification of and the advancing of expenses to Indemnitee to the fullest extent (whether partial or complete) permitted by law and as set forth in this Agreement, and, to the extent insurance is maintained, for the continued coverage of Indemnitee under the Company's directors' liability insurance policies;

                 NOW, THEREFORE, in consideration of the premises and of Indemnitee continuing to serve the Company directly or, at its request, another enterprise, and intending to be legally bound hereby, the parties hereto agree as follows:

         1.      Certain Definitions:

         (a) Change in Control: shall be deemed to have occurred if (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the

                 "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 30% or more of the total voting power represented by the Company's then outstanding Voting Securities (other than Joseph Littlejohn & Levy Fund II, L.P. or any of its affiliates), or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company and any new director whose election by the Board of Directors or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, or (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least [80%] of the total voting power represented by the Voting Securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of (in one transaction or a series of transactions) all or substantially all the Company's assets.

         (b) Claim: any threatened, pending or completed action, suit or proceeding, or any inquiry or investigation, whether instituted by the Company or any other party, that Indemnitee in good faith believes might lead to the institution of any such action, suit or proceeding, whether civil, criminal, administrative, investigative or other.

         (c) Expenses: include attorneys' fees and other costs, expenses and obligations paid or incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, be a witness in or participate in any Claim relating to any Indemnifiable Event.

         (d) Indemnifiable Event: any event or occurrence related to the fact that Indemnitee is or was a director, officer, employee, agent or fiduciary of the Company, or is or was serving at the request of the Company as a director, officer, employee, trustee, agent or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, or by reason of anything done or not done by Indemnitee in any such capacity.

         (e) Independent Legal Counsel: an attorney or firm of attorneys, selected in accordance with the provisions of Section 3, who shall not have otherwise performed services for the Company, any of its subsidiaries or Indemnitee within the last two years (other than with respect to matters concerning the rights of Indemnitee under this Agreement, or of other indemnitees under similar indemnity agreements).

         (f) Reviewing Party: any appropriate person or body consisting of a member or members of the Company's Board of Directors or any other person or body appointed by the Board who is not a party to the particular Claim for which Indemnitee is seeking indemnification, or Independent Legal Counsel.

         (g) Voting Securities: any securities of the Company which vote generally in the election of directors.

         2. Basic Indemnification Arrangement. (a) In the event Indemnitee was, is or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, a Claim by reason of (or arising in part out of) an Indemnifiable Event, the Company shall indemnify Indemnitee to the fullest extent permitted by law as soon as practicable, but in any event no later than thirty days after written demand is presented to the Company, against any and all Expenses, judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, judgments, fines, penalties or amounts paid in settlement) of such Claim. If so requested by Indemnitee, the Company shall advance (within two business days of such request) any and all Expenses to Indemnitee (an "Expense Advance"). Notwithstanding anything in this Agreement to the contrary, except as provided in Section 5 hereof, prior to a Change in Control, Indemnitee shall not be entitled to indemnification or Expense Advances pursuant to this Agreement in connection with any Claim initiated by Indemnitee unless the Board of Directors has authorized or consented to the initiation of such Claim.

         (b) Notwithstanding the foregoing, (i) the obligations of the Company under Section 2(a) shall be subject to the condition that the Reviewing Party shall not have determined (in a written opinion, in any case in which the independent Legal Counsel referred to in Section 3 hereof is involved) that Indemnitee would not be permitted to be indemnified under applicable law, and
(ii) the obligation of the Company to make an Expense Advance pursuant to
Section 2(a) shall be subject to the condition that, if, when and to the extent that the Reviewing Party determines that Indemnitee would not be permitted to be so indemnified under applicable law, the Company shall be entitled to be reimbursed by Indemnitee (who hereby agrees to reimburse the Company) for all such amounts theretofore paid; provided, however, that if Indemnitee has commenced or thereafter commences legal proceedings in a court of competent jurisdiction to secure a determination that Indemnitee should be indemnified under applicable law, any determination made by the Reviewing Party that Indemnitee would not be permitted to be indemnified under applicable law shall not be binding and Indemnitee shall not be required to reimburse the Company for any Expense Advance until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or lapsed). If there has not been a Change in Control, the Reviewing Party shall be selected by the Board of Directors, and, if there has been such a Change in Control (other than a Change in Control which has been approved by a majority of the Company's Board of Directors who were directors immediately prior to such Change in Control), the Reviewing Party shall be the Independent Legal Counsel referred to in Section 3 hereof. If there has been no determination by the Reviewing Party or if the Reviewing Party determines that Indemnitee substantively would not be permitted to be indemnified in whole or in part under applicable law, Indemnitee shall have the right to commence litigation in any court in the State of Delaware having subject matter jurisdiction thereof and in which venue is proper seeking an initial determination by the court or challenging any such deter-mination by the Reviewing party or any aspect thereof, including the legal or factual bases therefor, and the Company hereby consents to service of process and to appear in any such proceeding. Any determination by the Reviewing Party otherwise shall be conclusive and binding on the Company and Indemnitee.

         3. Change in Control. The Company agrees that, if there is a Change in Control of the Company (other than a Change in Control which has been approved by a majority of the Company's Board of Directors who were directors immediately prior to such Change in Control), then with respect to all matters thereafter arising concerning the rights of Indemnitee to indemnity payments and Expense Advances under this Agreement or any other agreement or Charter or By-law provision now or hereafter in effect relating to Claims for Indemnifiable Events, the Company shall seek legal advice only from Independent Legal Counsel selected by Indemnitee and approved by the Company (which approval shall not be unreasonably withheld). Such counsel, among other things, shall render its written opinion to the Company and Indemnitee as to whether and to what extent the Indemnitee would be permitted to be indemnified under applicable law. The Company agrees to pay the reasonable fees of the Independent Legal Counsel referred to above and to fully indemnify such counsel against any and all expenses (including attorneys' fees), claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

         4. Indemnification for Additional Expenses. The Company shall indemnify Indemnitee against any and all expenses (including attorneys' fees) and, if requested by Indemnitee, shall (within two business days of such request) advance such expenses to Indemnitee, which are incurred by Indemnitee in connection with any action brought by Indemnitee for (i) indemnification or advance payment of Expenses by the Company under this Agreement or any other agreement or Charter or By-Law provision now or hereafter in effect relating to Claims for Indemnifiable Events and/or (ii) recovery under any directors' liability insurance policies maintained by the Company, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advance expense payment or insurance recovery, as the case may be.

         5. Partial Indemnity, Etc. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the Expenses, judgments, fines, penalties and amounts paid in settlement of a Claim but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled. Moreover, notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits or otherwise in defense of any or all Claims relating in whole or in part to an Indemnifiable Event or in defense of any issue or matter therein, including dismissal without prejudice, Indemnitee shall be indemnified against all Expenses incurred in connection therewith.

         6. Burden of Proof. In connection with any determination by the Reviewing Party or otherwise as to whether Indemnitee is entitled to be indemnified hereunder the burden of proof shall be on the Company to establish that Indemnitee is not so entitled.

         7. No Presumptions. For purposes of this Agreement, the termination of any claim, action, suit or proceeding, by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law. In addition, neither the failure of the Reviewing Party to have made a determination as to whether Indemnitee has met any particular standard of conduct or had any particular belief, nor an actual determination by the Reviewing Party that Indemnitee has not met such standard of conduct or did not have such belief, prior to the commencement of legal proceedings by Indemnitee to secure a judicial determination that Indemnitee should be indemnified under applicable law shall be a defense to Indemnitee's claim or create a presumption that Indemnitee has not met any particular standard of conduct or did not have any particular belief.

         8. Nonexclusivity, Etc. The rights of the Indemnitee hereunder shall be in addition to any other rights Indemnitee may have under the Charter, By-Laws or the Delaware General Corporation Law or otherwise. To the extent that a change in the Delaware General Corporation Law (whether by statute or judicial decision) permits greater indemnification by agreement than would be afforded currently under the Charter, By-Laws and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change.

         9. Liability Insurance. To the extent the Company maintains an insurance policy or policies providing directors' liability insurance, Indemnitee shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any Company director.

         10. Period of Limitations. No legal action shall be brought and no cause of action shall be asserted by or in the right of the Company against Indemnitee, Indemnitee's spouse, heirs, executors or personal or legal representatives after the expiration of two years from the date of accrual of such cause of action, and any claim or cause of action of the Company shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such two-year period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action such shorter period shall govern.

         11. Amendments, Etc. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

         12. Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

         13. No Duplication of Payments. The Company shall not be liable under this Agreement to make any payment in connection with any Claim made against Indemnitee to the extent Indemnitee has otherwise actually received payment (under any insurance policy, Charter or By-law provision or otherwise) of the amounts indemnifiable hereunder.

         14. Binding Effect, Etc. This Agreement shall be binding upon and insure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns, including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company, spouses, heirs, executors and personal and legal representatives. This Agreement shall continue in effect regardless of whether Indemnitee continues to serve as a director of the Company or of any other enterprise at the Company's request.

         15. Severability. The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) is held by a court of competent jurisdiction to be invalid, void or otherwise unenforce-able in any respect, and the validity and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired and shall remain enforceable to the fullest extent permitted by law.

         16. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in such state without giving effect to the principles of conflicts of laws.

                 IN WITNESS WHEREOF, the parties hereto have executed this Agreement this ____ day of July, 1996.


                                         HAYES WHEELS INTERNATIONAL, INC.



                                         By  ___________________________________
                                             Name:
                                             Title:



                                         _______________________________________
                                                       Indemnitee